UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
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NATIONWIDE MUTUAL FUNDS
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NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

September 14, 2022

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the Nationwide Janus Henderson Overseas Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). Until recently, the Fund was known as the “Nationwide AllianzGI International Growth Fund.”

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of Janus Henderson Investors US LLC to serve as the new subadviser to the Fund. This change became effective on July 18, 2022. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until December 31, 2022. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 888-596-1772.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Mutual Funds (the “Trust”) is furnishing this Information Statement with respect to the Nationwide Janus Henderson Overseas Fund (the “Fund”), a series of the Trust. Until recently, the Fund was known as the “Nationwide AllianzGI International Growth Fund.”

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective July 18, 2022, Janus Henderson Investors US LLC (“Janus”) began serving as the subadviser to the Fund.

Janus is unaffiliated with NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Janus is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through a broker-dealer affiliated with the subadviser that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the appointment of Janus, located at 151 Detroit Street, Denver, CO 80206, as the new subadviser to the Fund. The Board approved the appointment of Janus as the subadviser to the Fund on July 13, 2022. Factors considered by the Board in making its decision to approve Janus as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund commenced operations on June 4, 2019, in connection with the adoption of the AllianzGI International Growth Fund, a series of Allianz Funds Multi-Strategy Trust, and Allianz Global Investors U.S. LLC (“AllianzGI U.S.”) had been the Fund’s subadviser since that time. On May 17, 2022, the U.S. Department of Justice and Securities and Exchange Commission (“SEC”) announced that AllianzGI U.S. agreed to plead guilty to criminal securities fraud in connection with investment management of an AllianzGI U.S. options trading strategy that was marketed and sold to certain institutional investors. As a consequence of the guilty plea and related settlement, AllianzGI U.S. was immediately disqualified from providing advisory services to U.S. registered investment funds for the next ten years, including the Fund. The SEC allowed a brief transition period of ten weeks maximum for NFA to select another subadviser to manage the Fund.

JANUS

NFA recommended to the Board that Janus be appointed to serve as the Fund’s subadviser in place of AllianzGI U.S. NFA recommended that Janus be appointed based on an analysis of its management team, investment process, risk management, compliance program and operational capabilities. NFA placed particular emphasis on the consistency and repeatability of Janus’ philosophy and investment process and the performance of its International Alpha Equity strategy.

Janus’s strategy represents a high-conviction, concentrated best ideas international stock portfolio.  The strategy considers both growth and value criteria, seeking to provide strong risk-adjusted returns over the long term.  As a result, NFA determined that the selection of Janus would require a modification to the Fund’s style from an international growth style to a blend of international growth and value.  NFA reported to the Board that it made this recommendation in its consideration of the best interests of the Fund’s shareholders overall, taking into account a number of factors, including Janus’s historical performance, changing investor preferences over time, and the position of the Fund on the platforms and in the markets where the Fund is offered.  NFA reported to the Board that the Janus portfolio managers construct an overall portfolio of 30-50 stocks that is designed both to manage risk exposure and to ensure that stock selection is the primary determinant of risk and return.

As subadvised by Janus, the Fund seeks to provide investors with long-term capital appreciation by creating a diversified portfolio of non-U.S. equity securities. The Fund normally invests in securities of issuers from several different countries, excluding the United States. Although the Fund typically invests 80% or more of its assets in issuers that are economically tied to countries outside the United States, it also may invest up to 20% of its net assets, measured at the time of purchase, in U.S. issuers, and it may, under unusual circumstances, invest all or substantially all of its assets in a single country. The subadviser considers an issuer to be economically tied to a country or countries outside of the United States if the issuer is organized in, or its primary business office or principal trading market of its equity is located in, a country outside of the United States; a majority of the issuer’s revenues are derived from outside of the United States; or a majority of the issuer’s assets are located outside of the United States. The Fund may invest in issuers located in emerging market countries, and the Fund may invest in issuers of any size market capitalization, including smaller capitalization companies. Emerging market countries typically are developing and low- or middle-income countries. Emerging market countries may be found in regions such as Asia, Latin America, Eastern Europe, the Middle East and Africa.

The Fund may achieve its exposure to non-U.S. securities either directly, including through investments in securities listed outside the United States or in U.S.-listed securities of non-U.S. issuers, or through depositary receipts, such as American Depositary Receipts (ADRs). The Fund also may invest in Chinese companies listed on U.S. exchanges structured as variable interest entities.  Many foreign securities are denominated in currencies other than the U.S. dollar.  The Fund may invest in securities of companies in the real estate industry or real estate-related industries, including (but not limited to) securities of real estate investment trusts (“REITs”).

The Fund’s subadviser employs a bottom-up approach in choosing investments, meaning that it looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Fund’s investment policies. In particular, the subadviser seeks to invest in companies in which it believes the market underestimates free cash-flow growth.  The Fund’s portfolio includes stocks that are considered to be either growth stocks or value stocks.  Because the subadviser’s process is driven primarily by individual stock selection, the portfolio’s investment characteristics may vary over time and, at any given time, the Fund may emphasize either growth stocks or value stocks. The subadviser generally considers selling a security when, among other things, the security no longer reflects the subadviser’s investment thesis, the security approaches or exceeds its targeted value, there has been a change in a security’s risk/reward potential, or a better idea is identified.

George P. Maris, CFA, and Julian McManus are jointly responsible for the day-to-day management of the Fund. Mr. Maris, as lead Portfolio Manager, has the authority to exercise final decision-making on the overall portfolio.

Mr. Maris is Co-Head of Equities – Americas of Janus Henderson Investors and Executive Vice President and Co-Portfolio Manager of the Fund. He joined Janus in 2011.

Mr. McManus is Executive Vice President and Co-Portfolio Manager of the Fund. He joined Janus in 2004.

Based on the foregoing considerations, NFA recommended to the Board that Janus be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a special meeting held on July 13, 2022 (the “Meeting”), the Board, of which eight of the nine members are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the appointment of Janus as the subadviser to the Fund pursuant to an amendment to the subadvisory agreement between Janus and NFA. The Board was provided with detailed materials relating to Janus in advance of the Meeting. Before approving the subadvisory agreement, the Independent Trustees met in executive session with their independent legal counsel to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Janus as the Subadviser. In making its determinations, the Trustees took into account information provided to it by NFA as to the services to be provided by Janus under the subadvisory agreement, including information relating to the investment strategy and processes for the Fund. The Board considered information provided to it regarding the experience of the investment personnel of Janus who would be managing the Fund. The Board considered that the style in which the Fund would be managed would change from an international growth style to an international blend of international growth and value, and considered the factors on which NFA was recommending that change.

Investment Performance. The Board considered information concerning the past performance record of the Fund’s proposed Janus portfolio management team in managing the investment strategy it intended to use in managing the Fund’s assets.

Fee Level. The Board considered the subadvisory fee rate that would be payable to Janus with respect to the Fund.
The Board considered that the sub-advisory fee proposed to be paid to Janus would include a breakpoint at an asset level lower than the asset level for the breakpoint in the current sub-advisory fee; the Board considered that the sub-advisory fee currently paid to Janus would as a result be slightly less than the sub-advisory fee paid to AllianzGI.  The Board considered that NFA agreed that it would reduce the breakpoint in its contractual advisory fee schedule to align with the change to the new sub-advisory fee schedule so that any savings to NFA as a result of the new sub-advisory fee arrangement would result in a comparable decrease in fees paid to NFA.

Profitability; Fallout Benefits. No information was presented to the Board regarding Janus’ expected profitability as a result of the subadvisory agreement or the expected profitability of the Fund to NFA following the implementation of the new subadvisory agreement.

Terms of the Subadvisory Agreement. The Board considered that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place for other Nationwide Funds.

Conclusion. Based on these and other considerations, none of which was individually determinative of the outcome, and after discussion and consideration among themselves, and with NFA, Trust counsel, and independent legal counsel, the Board, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement for a two-year period commencing from the execution of the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Janus, dated January 13, 2021, as amended July 18, 2022, to reflect the addition of the Fund (the “Agreement”), was approved by the Board, including the Independent Trustees, on July 13, 2022. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2024, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by Janus. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to Janus (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Janus and for overseeing and reviewing the performance of Janus. Janus is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, Janus is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Janus selects and to negotiate commissions to be paid on such transactions. In doing so, Janus is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, Janus and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Janus is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Janus’ willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify Janus for any liability and expenses which may be sustained by Janus as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that Janus establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Janus to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Janus and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT JANUS

Janus is located at 151 Detroit Street, Denver, CO 80206. The following table sets forth the names and principal occupations of the principal executive officers of Janus. The address of each person listed below is 151 Detroit Street, Denver, CO 80206.

Name	Title
Bruce L. Koepfgen	President
Michelle R. Roesenberg	General Counsel
Brennan A. Hughes	Chief Financial Officer
Kristin B. Mariani	Chief Compliance Officer
John Ingram	Head of Adviser Distribution

Janus is a registered investment advisory firm with the SEC and is a wholly-owned subsidiary of Janus Henderson Group plc, which conducts business as Janus Henderson Investors.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B. During the fiscal year ended October 31, 2021, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 6, 2021. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 23, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of August 4, 2022, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of August 4, 2022, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

Except as identified below, as of August 4, 2022, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Class	Percent of Fund Shares Owned by Executive Officers/Trustees
Class A	1.8%
Class R6	2.9%
Institutional Service Class	4.5%

Although the Trust is not asking shareholders to vote on the approval of Janus as subadviser to the Fund, the Trust is required to summarize the voting rights of shareholders. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Shareholders also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders.

The foregoing description of shareholder voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Janus, nor do any such Officers or Trustees own securities issued by Janus or have any other material direct or indirect interest in Janus.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 888-596-1772.

By Order of the Board of Trustees of Nationwide Mutual Funds,

Stephen R. Rimes, Secretary

September 14, 2022

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Janus (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
Nationwide Janus Henderson Overseas Fund	0.35% on Subadviser Assets up to $200 million; 0.33% on Subadviser Assets of $200 million and more but less than $500 million; and 0.30% on Subadviser Assets of $500 million and more

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
Nationwide Janus Henderson Overseas Fund	0.70% on assets up to $200 million; 0.68% on assets of $200 million and more but less than $500 million; and 0.65% on assets of $500 million and more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended October 31, 2021. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
Nationwide Janus Henderson Overseas Fund	$1,823,429

C-1

EXHIBIT D

OUTSTANDING SHARES

As of August 4, 2022, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
Nationwide Janus Henderson Overseas Fund – Class A	85,590.137
Nationwide Janus Henderson Overseas Fund – Class R6	776,505.351
Nationwide Janus Henderson Overseas Fund – Institutional Service Class	12,015,636.880
Nationwide Janus Henderson Overseas Fund – Eagle Class	317.211

D-1

EXHIBIT E

5% SHAREHOLDERS

As of August 4, 2022, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
Nationwide Janus Henderson Overseas Fund – Class A
NATIONWIDE TRUST COMPANY FSB C/O IPO PORTFOLIO ACCOUNTING COLUMBUS, OH 43218	18,778.773	22%
NATIONAL FINANCIAL SERVICES LLC JERSEY CITY, NJ 07310	15,439.907	18%
PERSHING LLC JERSEY CITY, NJ 07303 TD AMERITRADE INC FBO OMAHA, NE 68103	12,619.703 4,168.412	15% 5%
CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FBO CUSTOMERS SAN FRANCISCO, CA 94105	3,877.498	5%
US BANK NA CUST KEITH SCOTT PASADENA, MD 21122	4,120.353	5%
Nationwide Janus Henderson Overseas Fund – Class R6
NATIONWIDE TRUST COMPANY FSB FBO PARTICIPATING RETIREMENT PLANS COLUMBUS, OH 43218	654,185.785	84%
NATIONWIDE TRUST COMPANY FSB C/O IPO PORTFOLIO ACCOUNTING COLUMBUS, OH 43218	40,147.649	5%
Nationwide Janus Henderson Overseas Fund – Institutional Service Class
NATIONWIDE LIFE INSURANCE COMPANY DCVA COLUMBUS, OH 43218	6,314,091.557	53%
NATIONWIDE LIFE INSURANCE COMPANY NACO COLUMBUS, OH 43218	4,723,554.063	39%
NATIONWIDE TRUST COMPANY FSB FBO PARTICIPATING RETIREMENT PLANS COLUMBUS, OH 43218	568,267.094	5%
Nationwide Janus Henderson Overseas Fund – Eagle Class
NATIONWIDE LIFE INSURANCE COMPANY ATTN IMG FINANCE	317.211	100%
COLUMBUS, OH 43215

E-1

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

Nationwide Janus Henderson Overseas Fund
(formerly, Nationwide AllianzGI International Growth Fund)

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

September 14, 2022

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Nationwide Janus Henderson Overseas Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). Until recently, the Fund was known as the “Nationwide AllianzGI International Growth Fund.” We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: Nationwide Janus Henderson Overseas Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of Janus Henderson Investors US LLC  to serve as the new subadviser to the Fund. This change became effective on July 18, 2022. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All shareholders of record as of August 4, 2022, will receive this Notice. This Notice will be sent to shareholders on or about September 30, 2022. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until December 31, 2022. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 888-596-1772.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.